Exhibit 99.1

FOR IMMEDIATE RELEASE	IR CONTACT:	Deborah Crawford
Monday, October 22, 2007		VP, Investor Relations
408 540-3712

	PR CONTACT:	Ken Ross
VP, Corporate Communications
408 540-3931

Netflix Announces Q3 2007 Financial Results

Subscribers – 7 million

Revenue – $294 million

GAAP Net Income – $15.7 million

GAAP EPS – $0.23 per diluted share

LOS GATOS, Calif., October 22, 2007 – Netflix, Inc. (Nasdaq: NFLX) today reported results for the third quarter ended September 30, 2007.

“In the third quarter, we remained focused on the fundamentals: improving our service quality and value for our subscribers. Our results today exceeded our guidance for all of our key metrics – subscriber growth, revenue and net income – demonstrating the advantages of our product and service quality, our strong brand, and our high levels of customer satisfaction,” said Reed Hastings, Netflix co-founder and chief executive officer.

“Going forward we will remain focused on making our core service even better and growing our online DVD rental business, while continuing to invest in our internet delivery initiatives.”

Third-Quarter 2007 Financial Highlights

Revenue for the third quarter of 2007 was $294.0 million, representing 15 percent year-over-year growth from $256.0 million for the third quarter of 2006, and 3 percent sequential decline from $303.7 million for the second quarter of 2007.

GAAP net income for the third quarter of 2007 was $15.7 million, or $0.23 per diluted share, compared to GAAP net income of $12.8 million, or $0.18 per diluted share, for the third quarter of 2006 and GAAP net income of $25.6 million, or $0.37 per diluted share, for the second quarter of 2007.

Non-GAAP net income was $17.6 million, or $0.26 per diluted share, for the third quarter of 2007, compared to non-GAAP net income of $14.6 million, or $0.21 per diluted share, for the third quarter of 2006 and non-GAAP net income of $27.2 million, or $0.39 per diluted share, for the second quarter of 2007.

Non-GAAP net income equals net income on a GAAP basis before stock-based compensation expense, net of taxes.

Gross margin1 for the third quarter of 2007 was 33.9 percent, compared to 38.0 percent for the third quarter of 2006 and 35.2 percent for the second quarter of 2007.

Free cash flow2 for the third quarter of 2007 was $36.1 million, compared to $22.3 million in the third quarter of 2006 and $6.5 million for the second quarter of 2007.

Cash provided by operating activities for the third quarter of 2007 was $77.6 million, compared to $61.5 million for the third quarter of 2006 and $65.1 million for the second quarter of 2007.

Subscribers. Netflix ended the third quarter of 2007 with approximately 7,028,000 total subscribers, representing 24 percent year-over-year growth from 5,662,000 total subscribers at the end of the third quarter of 2006 and 4 percent sequential growth from 6,742,000 subscribers at the end of the second quarter of 2007.

Net subscriber change in the quarter was an increase of 286,000, compared to an increase of 493,000 for the same period of 2006 and a decrease of 55,000 for the second quarter of 2007.

Gross subscriber additions for the quarter totaled 1,297,000, representing 1 percent year-over-year decline from 1,310,000 gross subscriber additions in the third quarter of 2006 and 26 percent quarter-over-quarter growth from 1,028,000 gross subscriber additions in the second quarter of 2007.

Of the 7,028,000 total subscribers at quarter end, 97 percent, or 6,845,000, were paid subscribers. The other 3 percent, or 183,000, were free subscribers. Paid subscribers represented 97 percent of total subscribers at the end of the third quarter of 2006 and 98 percent of total subscribers at the end of the second quarter of 2007.

Subscriber acquisition cost3 for the third quarter of 2007 was $37.91 per gross subscriber addition, compared to $45.32 for the same period of 2006 and $44.02 for the second quarter of 2007.

Churn4 for the third quarter of 2007 and 2006 was 4.2 percent, compared to 4.6 percent for the second quarter of 2007. Churn includes free subscribers as well as paying subscribers who elect not to renew their monthly subscription service during the quarter.

Stock-based compensation for the third quarter of 2007 was $3.1 million, compared to $3.2 million in the third quarter of 2006 and compared to $2.8 million in the second quarter of 2007. Stock-based compensation is presented in the same lines of the Statements of Operations as cash compensation paid to the same individuals.

[1]	Gross margin is defined as revenues less cost of subscription and fulfillment expenses.

[2]	Free cash flow is defined as cash provided by operating activities less cash used in investing activities excluding purchases and sales of short-term investments.

[3]

Subscriber acquisition cost is defined as the total marketing expense, which includes stock-based compensation for marketing personnel, on the Company’s Statements of Operations divided by total gross subscriber additions during the quarter.

[4]	Churn is defined as customer cancellations in the quarter divided by the sum of beginning subscribers and gross subscriber additions, divided by three months.

Business Outlook

The Company’s performance expectations for the fourth quarter of 2007 and full-year 2007 are as follows:

Fourth-Quarter 2007

•	Ending subscribers of 7.3 million to 7.5 million, up from 6.8 million to 7.3 million

•	Revenue of $297 million to $302 million, up from $277 million to $287 million

•	GAAP net income of $6 million to $11 million, up from net income (loss) of ($1) million to $4 million

•	GAAP EPS of $0.09 to $0.16 per diluted share, up from ($0.01) to $0.06 per diluted share

Full-Year 2007

•	Ending subscribers of 7.3 million to 7.5 million, up from 6.8 million to 7.3 million

•	Revenue of $1.2 billion to $1.205 billion, up from $1.17 billion to $1.185 billion

•	GAAP net income of $57.2 million to $62.2 million, up from $42.4 million to $52.4 million

•	GAAP EPS of $0.83 to $0.90 per diluted share, up from $0.62 to $0.76 per diluted share

Float and Trading Plans

The Company estimates the public float at approximately 53,352,707 shares as of September 30, 2007, down approximately 3 percent from 55,194,672 shares as of June 30, 2007, based on registered shares held in street name with the Depository Trust and Clearing Corporation. From time to time executive officers of Netflix may elect to buy or sell stock in Netflix. All open market sales by executive officers are made pursuant to the terms of 10b5-1 Trading Plans approved by the Company and generally adopted no less than three months prior to the first date of sale under such plan.

Earnings Call

The Netflix earnings call will be webcast today at 5:00 p.m. Eastern Time / 2:00 p.m. Pacific Time, and may be accessed at http://ir.netflix.com. Following completion of the call, a recorded replay of the webcast will be available at http://ir.netflix.com. The telephone replay of the call will be available from approximately 5:00 p.m. Pacific Time on October 22, 2007 through October 26, 2007 at 9:00 p.m. Pacific Time. To listen to the telephone replay, call (719) 457-0820, access code 5154921.

Use of Non-GAAP Measures

Management believes that non-GAAP net income is a useful measure of operating performance because it excludes the non-cash impact of stock option accounting. In addition, management believes that free cash flow is a useful measure of liquidity because it excludes the non-operational cash flows from purchases and sales of short-term investments and cash flows from financing activities. However, these non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net income and net cash provided by operating activities, or other financial measures prepared in accordance with GAAP. A reconciliation to the GAAP equivalents of these non-GAAP measures is contained in tabular form on the attached unaudited financial statements.

About Netflix

Netflix, Inc (Nasdaq: NFLX) is the world’s largest online movie rental service, providing more than seven million subscribers access to more than 85,000 DVD titles plus a growing library of more than 5,000 choices that can be watched instantly on their PCs. The company offers nine subscription plans, starting at only $4.99 per month. There are no due dates and no late fees – ever. All Netflix plans include both DVDs delivered to subscribers’ homes and, for no additional fee, movies and TV series that can be started in as little as 30 seconds on subscribers’ PCs. DVDs are delivered free to members by first class mail, with a postage-paid return envelope, from over 100 U.S. shipping points. Nearly 95 percent of Netflix subscribers live in areas that can be reached with generally one business day delivery. Netflix offers personalized movie recommendations and has two billion movie ratings. For more information, visit www.netflix.com.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the federal securities laws, including statements regarding our subscriber growth, revenue, GAAP net income and earnings per share for the fourth quarter of 2007 and the full-year 2007. The forward-looking statements in this release are subject to risks and uncertainties that could cause actual results and events to differ, including, without limitation: impacts arising out of competition, our ability to manage our growth, in particular, managing our subscriber acquisition cost as well as the cost of content delivered to our subscribers; our ability to attract new subscribers and retain existing subscribers; changes in pricing, availability and effectiveness related to our advertising; fluctuations in consumer usage of our service, customer spending on DVDs and related products; disruption in service on our website or with our computer systems; deterioration of the U.S. economy or conditions specific to online commerce or the filmed entertainment industry; conditions that effect our delivery through the U.S. Postal Service, including regulatory changes and increases in first class postage; increases in the costs of acquiring DVDs; and, widespread consumer adoption of different modes of viewing in-home filmed entertainment. A detailed discussion of these and other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 28, 2007. We undertake no obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this press release.

Netflix, Inc.

Consolidated Statements of Operations

(unaudited)

(in thousands, except per share data)

	Three Months Ended			Nine Months Ended
	September 30, 2006	June 30, 2007	September 30, 2007	September 30, 2006	September 30, 2007
Revenues	$255,950	$303,693	$293,972	$719,427	$902,985
Cost of revenues:
Subscription	135,210	166,838	163,707	390,035	495,734
Fulfillment expenses*	23,583	29,855	30,746	67,602	90,384

Total cost of revenues	158,793	196,693	194,453	457,637	586,118

Gross profit	97,157	107,000	99,519	261,790	316,867
Operating expenses:
Technology and development *	11,929	18,907	18,216	35,178	52,838
Marketing *	59,367	45,255	49,166	159,366	166,559
General and administrative *	9,948	13,847	12,895	25,013	38,930
Gain on disposal of DVDs	(1,142)	(2,282)	(2,310)	(3,493)	(5,500)
Gain on legal settlement	—	(7,000)	—	—	(7,000)

Total operating expenses	80,102	68,727	77,967	216,064	245,827

Operating income	17,055	38,273	21,552	45,726	71,040
Other income:
Interest and other income	4,687	4,972	5,089	10,840	15,411

Income before income taxes	21,742	43,245	26,641	56,566	86,451
Income taxes	8,961	17,665	10,909	22,344	35,275

Net income	$12,781	$25,580	$15,732	$34,222	$51,176

Net income per share:
Basic	$0.19	$0.38	$0.24	$0.56	$0.76
Diluted	$0.18	$0.37	$0.23	$0.50	$0.74
Weighted average common shares outstanding:
Basic	68,081	68,031	66,469	60,606	67,723
Diluted	70,345	69,891	68,090	68,626	69,560

*Stock-based compensation included in expense line items:

Fulfillment expenses	$213	$82	$99	$696	$327
Technology and development	884	831	1,002	2,716	2,590
Marketing	540	521	547	1,623	1,599
General and administrative	1,532	1,384	1,465	4,531	4,218

Reconciliation of Non-GAAP Financial Measures
(Unaudited)
Non-GAAP net income reconciliation:
GAAP net income	$12,781	$25,580	$15,732	$34,222	$51,176
Stock-based compensation	3,169	2,818	3,113	9,566	8,734
Income tax effect of stock-based compensation	(1,306)	(1,150)	(1,273)	(3,779)	(3,557)

Non-GAAP net income	$14,644	$27,248	$17,572	$40,009	$56,353

Non-GAAP net income per share:
Basic	$0.22	$0.40	$0.26	$0.66	$0.83
Diluted	$0.21	$0.39	$0.26	$0.58	$0.81
Weighted average common shares outstanding:
Basic	68,081	68,031	66,469	60,606	67,723
Diluted	70,345	69,891	68,090	68,626	69,560

Netflix, Inc.

Consolidated Balance Sheets

(unaudited)

(in thousands, except share and par value data)

	As of
	December 31, 2006	September 30, 2007
Assets
Current assets:
Cash and cash equivalents	$400,430	$179,804
Short-term investments	—	206,377
Prepaid expenses	4,742	6,078
Prepaid revenue sharing expenses	9,456	7,553
Deferred tax assets	3,155	2,809
Other current assets	10,635	15,697

Total current assets	428,418	418,318
Content library, net	104,908	114,254
Property and equipment, net	55,503	71,616
Deferred tax assets	15,600	16,512
Other assets	4,350	3,497

Total assets	$608,779	$624,197

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$93,864	$89,494
Accrued expenses	29,905	42,017
Deferred revenue	69,678	56,321

Total current liabilities	193,447	187,832
Deferred rent	1,121	1,927

Total liabilities	194,568	189,759
Stockholders’ equity:
Common stock, $0.001 par value; 160,000,000 shares authorized at December 31, 2006 and September 30, 2007; 68,612,463 and 65,667,491 issued and outstanding at December 31, 2006 and September 30, 2007, respectively	69	66
Additional paid-in capital	454,731	423,048
Accumulated other comprehensive income	—	737
Retained earnings (accumulated deficit)	(40,589)	10,587

Total stockholders’ equity	414,211	434,438

Total liabilities and stockholders’ equity	$608,779	$624,197

Netflix, Inc.

Consolidated Statements of Cash Flows

(unaudited)

(in thousands)

	Three Months Ended			Nine Months Ended
	September 30, 2006	June 30, 2007*	September 30, 2007	September 30, 2006	September 30, 2007
Cash flows from operating activities:
Net income	$12,781	$25,580	$15,732	$34,222	$51,176
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property and equipment	4,066	5,126	5,752	11,529	15,479
Amortization of content library	36,253	50,985	48,237	95,444	148,664
Amortization of intangible assets	25	25	25	48	74
Amortization of discounts and premiums on investments	—	11	23	—	(48)
Stock-based compensation expense	3,169	2,818	3,113	9,566	8,734
Excess tax benefits from stock-based compensation	(3,923)	(12,018)	(5,170)	(7,565)	(21,264)
Gain (loss) on disposal of property and equipment	—	—	128	(23)	128
Gain on sale of short-term investments	—	(47)	(170)	—	(364)
Gain on disposal of DVDs	(2,241)	(5,197)	(3,937)	(6,319)	(11,731)
Deferred taxes	4,126	(505)	(300)	13,499	(1,060)
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(143)	5,660	111	(3,930)	(4,495)
Accounts payable	(2,624)	(17,834)	6,048	30	(387)
Accrued expenses	9,049	14,244	11,433	12,641	33,376
Deferred revenue	846	(3,712)	(4,201)	1,342	(13,357)
Deferred rent	78	1	741	267	806

Net cash provided by operating activities	61,462	65,137	77,565	160,751	205,731

Cash flows from investing activities:
Purchases of short-term investments	—	(53,906)	(51,972)	—	(370,112)
Proceeds from sale of short-term investments	—	28,693	41,264	—	165,379
Purchases of property and equipment	(5,231)	(8,968)	(7,412)	(15,809)	(34,393)
Acquisition of intangible asset	—	—	—	(585)	—
Acquisitions of content library	(37,255)	(57,353)	(39,452)	(113,239)	(165,346)
Proceeds from sale of DVDs	3,675	7,370	4,760	8,909	17,756
Proceeds from disposal of property and equipment	—	—	—	23	—
Other assets	(311)	267	615	(528)	779

Net cash used in investing activities	(39,122)	(83,897)	(52,197)	(121,229)	(385,937)

Cash flows from financing activities:
Proceeds from issuance of common stock	776	2,681	417	109,398	3,864
Excess tax benefits from stock-based compensation	3,923	12,018	5,170	7,565	21,264
Repurchases of common stock	—	(30,215)	(35,333)	—	(65,548)

Net cash (used in) provided by financing activities	4,699	(15,516)	(29,746)	116,963	(40,420)

Net increase (decrease) in cash and cash equivalents	27,039	(34,276)	(4,378)	156,485	(220,626)
Cash and cash equivalents, beginning of period	341,702	218,458	184,182	212,256	400,430

Cash and cash equivalents, end of period	$368,741	$184,182	$179,804	$368,741	$179,804

Non-GAAP free cash flow reconciliation:
Net cash provided by operating activities	$61,462	$65,137	$77,565	$160,751	$205,731
Purchases of property and equipment	(5,231)	(8,968)	(7,412)	(15,809)	(34,393)
Acquisition of intangible asset	—	—	—	(585)	—
Acquisitions of content library	(37,255)	(57,353)	(39,452)	(113,239)	(165,346)
Proceeds from sale of DVDs	3,675	7,370	4,760	8,909	17,756
Proceeds from disposal of property and equipment	—	—	—	23	—
Other assets	(311)	267	615	(528)	779

Non-GAAP free cash flow	$22,340	$6,453	$36,076	$39,522	$24,527

*	$7.0 million from accounts payable within net cash provided by operating activities was reclassified to acquisition of content library within net cash used in investing activities for the three months ended June 30, 2007. This reclassification did not impact free cash flow.

Netflix, Inc.

Consolidated Other data

(unaudited)

(in thousands, except percentages and subscriber acquisition cost)

	As of / Three Months Ended
	September 30, 2006	June 30, 2007	September 30, 2007
Subscriber information:
Subscribers: beginning of period	5,169	6,797	6,742
Gross subscribers additions: during period	1,310	1,028	1,297
Gross subscriber additions year-to-year change	42.2%	(3.9%)	(1.0%)
Gross subscriber additions quarter-to-quarter sequential change	22.4%	(32.4%)	26.2%
Less subscriber cancellations: during period	(817)	(1,083)	(1,011)
Subscribers: end of period	5,662	6,742	7,028
Subscribers year-to-year change	57.6%	30.4%	24.1%
Subscribers quarter-to-quarter sequential change	9.5%	(0.8%)	4.2%
Free subscribers: end of period	173	133	183
Free subscribers as percentage of ending subscribers	3.1%	2.0%	2.6%
Paid subscribers: end of period	5,489	6,609	6,845
Paid subscribers year-to-year change	60.4%	31.7%	24.7%
Paid subscribers quarter-to-quarter sequential change	9.4%	(1.0%)	3.6%
Average monthly revenue per paying subscriber	$16.24	$15.24	$14.57
Churn	4.2%	4.6%	4.2%
Subscriber acquisition cost	$45.32	$44.02	$37.91
Margins:
Gross margin	38.0%	35.2%	33.9%
Operating margin	6.7%	12.6%	7.4%
Net margin	5.0%	8.4%	5.4%
Expenses as percentage of revenues:
Technology and development	4.7%	6.2%	6.2%
Marketing	23.2%	14.9%	16.7%
General and administrative	3.9%	4.6%	4.4%
Gain on disposal of DVDs	(0.5%)	(0.8%)	(0.8%)
Gain on legal settlement	—	(2.3%)	—

Total operating expenses	31.3%	22.6%	26.5%
Year-to-year change:
Total revenues	48.2%	26.9%	14.9%
Fulfillment	32.7%	35.9%	30.4%
Technology and development	33.2%	57.0%	52.7%
Marketing	77.4%	(3.8%)	(17.2%)
General and administrative	4.3%	104.4%	29.6%
Gain on disposal of DVDs	194.3%	136.7%	102.3%
Total operating expenses	55.3%	5.9%	(2.7%)